EXHIBIT 2.2



                                 ATTACHMENT XIV




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                    STOCK PURCHASE AND SHAREHOLDER AGREEMENT


                                 By and Between


                                TOSCO CORPORATION


                                       and


                        UNION OIL COMPANY OF CALIFORNIA



                          ----------------------------

                          Dated as of January 15, 1997
                          ----------------------------

                    STOCK PURCHASE AND SHAREHOLDER AGREEMENT


     THIS STOCK PURCHASE AND SHAREHOLDER AGREEMENT, is dated as of January 15, 1997 ( "Agreement"), between and among TOSCO CORPORATION, a Nevada corporation ("Tosco"), and UNION OIL COMPANY OF CALIFORNIA, a California corporation ("Union").

                            RECITALS
                            --------

          WHEREAS, Tosco and Union have entered into a Sale and Purchase Agreement for the business and assets of the 76 Products Company dated December 14, 1996 ("Sale and Purchase Agreement"), pursuant to which Tosco agreed to buy and Union agreed to sell the business and assets that constitute the 76 Products Company segment of Union ("76 Products' Business and Assets"); and

          WHEREAS, the Sale and Purchase Agreement provides that a portion of the purchase price for the 76 Products Business and Assets may be payable in Common Stock of Tosco, $.75 par value; and

          WHEREAS, Tosco and Union have entered into an Escrow Agreement dated January 15, 1997 ("Escrow Agreement"), and, pursuant to the Sale and Purchase Agreement, deposited this Agreement into escrow.

          NOW, THEREFORE, the parties agree as follows:

     1. Definitions. For all purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applied to both the singular and plural forms of the terms defined); all terms of this Agreement that are not defined specifically herein shall have the meaning assigned to them in the Sale and Purchase Agreement:

          "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

          "Agreement" shall have the meaning set forth in the preamble hereof.

          "Board" shall mean the board of directors of Tosco.

          "Business Day" shall mean a day, other than a Saturday or a Sunday, when commercial banks are open for business in Los Angeles, California, and New York City, New York.

          "Closing" shall have that meaning set forth in Section 10(a) of the Sale and Purchase Agreement.

          "Common Stock" shall mean the shares of Tosco common stock, par value of $.75, delivered to Union pursuant to Section 2 of this Agreement and which at the relevant date is beneficially owned by Union or an Affiliate of Union, and all shares of such common stock issued pursuant to a stock split, dividend, reorganization, reclassification, or recapitalization of such common stock.

          "Derivative Security" shall mean a security issued by Union or any one or more of its Affiliates which is convertible, exchangeable or exercisable for Common Stock.

          "Escrow Account" shall have the meaning set forth in Section 3(b) of the Escrow Agreement.

          "Escrow Agent" shall have the meaning set forth in the Preamble of the Escrow Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Each reference to the Exchange Act or a rule or regulation adopted under the Exchange Act shall mean the Exchange Act or the rule or regulation as in effect at the time for application of a provision of this Agreement.

          "Market Price" shall mean the average of the daily averages of the high and low trading prices for Purchaser common stock reported on the New York Stock Exchange Composite tape for the ten business days preceding the Closing Date, but in no case less than $45 per share unless Tosco elects, by execution and delivery of Supplement No. 1 attached to this Agreement, to issue sufficient shares of Common Stock such that the Market Value is equal to (i) the Base Purchase Price pursuant to Section 3(a) of the Sale and Purchase Agreement, minus (ii) the fair market value of the cash and marketable securities (other than the right to receive Common Stock) in the Escrow Account on the Closing Date.

          "Market Value" shall mean the Market Price multiplied by the number of shares of Common Stock to be delivered.

          "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, other legal entity, government or any department or agency of any government.

          "Securities Act" shall mean the Securities Act of 1933, as amended. Each reference to the Securities Act or a rule or regulation adopted under the Securities Act shall mean the Securities Act or the rule or regulation as in effect at the time for application of a provision of this Agreement.

          "Shareholder" shall mean any holder of shares of Common Stock.

     2.   Purchase and Sale. At Closing, Tosco will deliver to Union, as partial
          -----------------

consideration, a number of shares of Common Stock, to be determined as follows:

          The number of shares shall equal:

               (a) the Base Purchase Price pursuant to Section 3(a) of the Sale and Purchase Agreement, minus the fair market value of cash and marketable securities (other than the right to receive Common Stock) in the Escrow Account on the Closing Date,

               Divided by

               (b) the Market Price.

     3.   Representations and Warranties of Union.
          ---------------------------------------

          (a) Union (i) is a qualified institutional buyer, (ii) is aware that the sale of the Common Stock to it is being made in reliance upon an exemption to registration under the Securities Act, and (iii) is acquiring such Common Stock for its own account;

          (b) Union understands that the Common Stock has not been registered under the Securities Act and may not be reoffered, resold, pledged or otherwise transferred by Union except (a)(i) to a person who Union reasonably believes is a qualified institutional buyer acquiring for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act, (iii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or
(iv) in a transaction registered under the Securities Act, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions;

          (c) The certificates evidencing the Common Stock will bear legends to the following effect, unless Tosco determines otherwise in compliance with applicable law:

          (i) "THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
          (A)(i) TO A PERSON WHO UNION REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (ii) PURSUANT TO

          AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (iii) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (iv) IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

          (ii) "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCK PURCHASE AND SHAREHOLDERS AGREEMENT, DATED AS OF JANUARY 15, 1997 (THE "SHAREHOLDERS AGREEMENT", A COPY OF WHICH MAY BE OBTAINED FROM TOSCO), THE SHARES ARE TRANSFERRABLE ONLY IN ACCORD WITH AND SUBJECT TO THE CONDITIONS OF THE SHAREHOLDERS AGREEMENT, AND, ONCE TRANSFERRED BY UNION TO ANY PERSON, NOT AN AFFILIATE OF UNION, OWNING LESS THAN 5% OF TOSCO'S COMMON STOCK AFTER THE TRANSFER, ARE NOT SUBJECT TO THE SHAREHOLDERS AGREEMENT."

     4.   Covenants of Union.  Union agrees as follows:
          ------------------

          (a) Promise to Liquidate. Union shall undertake to sell, distribute or
              --------------------
otherwise dispose of the Common Stock as soon as reasonably practical in light of market conditions so as to maximize the price received by Union upon disposition of all of the Common Stock. In making its decisions concerning timing and method of any disposition of Common Stock, Union shall consult with a nationally recognized investment banking firm and be fully protected in relying on the advice of any such firm.

          (b) Share  Voting.  Union  shall  arrange  for the Common  Stock to be
              -------------
present at all shareholders' meetings of Tosco and shall vote its shares in proportion, for, against and in abstention, to the votes of the other shareholders present at such meeting, if the vote relates to a matter on which the interest of Union and the interests of the other shareholders are reasonably similar. If any Person solicits written consent for action from shareholders of Tosco, Union shall deliver to the Person soliciting such consent, a written consent which shall, at a time that the written consent becomes effective, consents to the action by a percentage of the Common Stock that is equal to the percentage by which all other shares, not held by Union consented to the action.

          (c) Standstill Provision.  Union shall not acquire any common stock of
              --------------------
Tosco or securities convertible into common stock of Tosco nor shall Union propose to Tosco or any Person any acquisition transaction (excluding transactions in the ordinary course of business of the type previously conducted by Union and Tosco) between Union and Tosco and/or the Tosco security holders involving any of their respective securities or assets unless Tosco shall have requested in writing that Union make such a proposal.

          (d) Passivity Provision. Union shall not, directly or indirectly:
              -------------------

     (i) seek representation on or seek to influence Tosco's Board of Directors;

     (ii) solicit or participate in soliciting proxies or actions by written consent with respect to any matter presented to the shareholders of Tosco;

     (iii) encourage any third party to seek control of Tosco;


     (iv) propose a slate of directors in opposition to any slate of nominees proposed by management or the Board of Directors of Tosco; or

     (v) without consent of Tosco, sell Common Stock to anyone who, after completion of such sale, would own more than 5% of the common stock outstanding, except in the case of sale into a public tender offer available to shareholders generally and except a sale to underwriters who purchase in the ordinary course of their business with a view toward subsequent resale (other than resale to anyone who such underwriter knows, after completion of such sale, would own more than 5% of the common stock outstanding).

     5.   Covenants of Tosco.  Tosco agrees as follows:
          ------------------

     (a) Share Listing.  Tosco shall list the Common Stock on the New York Stock
         -------------
Exchange.

     (b) Best  Efforts.  Tosco shall use its best efforts to obtain  shareholder
         -------------
approval for the issuance of Common Stock.

     (c) Accountant's Letters. Tosco shall deliver(i) to Union at Closing a
         --------------------
letter from Tosco's independent public accountants which shall be in the form permitted by Statement on Auditing Standards No. 75, and (ii) to each person who would be entitled to receive, and who requests, a comfort letter pursuant to Statement on Auditing Standards Nos. 72 and 76 at the closing of any other transaction in Common Stock, in each case applying procedures no more burdensome than those described in the form of comfort letter customarily delivered by Tosco's independent public accountants in connection with underwritten public offerings of Tosco common stock.

     (d) Sale or Disposition of Common Stock.  Tosco acknowledges that Union may
         -----------------------------------
dispose of Common Stock in one or more of several methods, including but not limited to: (i) a registered offering of Common Stock or Derivative Securities;
(ii) an offering of Common Stock or Derivative Securities under Rule 144A of the Securities Act; (iii) an offering of Common Stock or Derivative Securities under Regulation S of the Securities Act; or (iv) a distribution of Common Stock to shareholders of Union and its Affiliates in a transaction which is either required to be registered under the Securities Act or is exempt from registration under the Securities Act. Tosco shall do all things reasonable or beneficial in order to assist Union in selling or disposing of the Common Stock, including the following:

               (i) If Union has sold Common Stock or Derivative Securities in reliance on a private placement exemption, Tosco agrees that it will not solicit any offer to buy or offer to sell the Common Stock by means of any form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of 4(2) of the Securities Act ;

               (ii) Tosco shall not engage in any directed  selling efforts with respect to the Common Stock within the meaning of Regulation S under the Securities Act and Tosco and each such person acting on behalf of Tosco has complied and will comply with the offering restrictions requirement of Regulation S;

               (iii) If Union sells Derivative Securities in a transaction exempt from registration pursuant to Rule 144A under the Securities Act, then during the three year period following the last closing date of a sale by Union, Tosco shall make available, if it is not then subject to Section 13 or 15(d) of the Exchange Act, upon request, to any seller of the Common Stock or Derivative Securities, the information concerning Tosco specified in Rule 144A(d)(4) under the Securities Act, (so long as such requirement is necessary in order to permit holders of the Common Stock or Derivative Securities to effect resales under Rule 144A); and

               (iv) Tosco shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Common Stock or any Derivative Security in a manner which would require the registration of the Common Stock or any Derivative Security under the Securities Act.

          (e) Standstill Provision.  Tosco shall not acquire any common stock of
              --------------------
Unocal Corporation, a Delaware corporation and holder of all of the outstanding stock of Union ("Unocal"), or securities convertible into common stock of Unocal nor shall Tosco propose to Unocal or any Person any acquisition transaction (excluding transactions in the ordinary course of business of the type previously conducted by Union and Tosco) between Unocal and Tosco and/or their security holders involving any of their respective securities or assets unless Union shall have requested in writing that Tosco make such a proposal.

          (f) Conflict with Articles or Bylaws. Tosco agrees that if any term or
              --------------------------------
provision of this Agreement is inconsistent or in conflict with the terms and provisions of its Articles of Incorporation or Bylaws, as may be amended from time to time, Tosco shall abide by the terms and provisions hereof and, if necessary, to the extent within its control, cause the conflicting provisions in the Articles or Bylaws to be amended accordingly.

     6.   Grant of Registration Rights.
          ----------------------------

          (a) Union is entitled to demand registration of Common Stock for aggregate proceeds of a minimum of $200 million per demand, except if Union possesses less than a $200 million value of Common Stock in which case Union may demand registration of its remaining balance of Common Stock, but, in any event, Union is entitled to not less than two demand registrations. Notwithstanding the foregoing:

               (i) If Tosco shall furnish to Union, upon Union's request for a demand registration, a certificate signed by the Chairman of the Board of Tosco stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to an equity or debt offering by Tosco or any other corporate transaction by Tosco, in either case for which Tosco had made substantial preparation before the date of receipt of Union's request for registration pursuant to this Section and it is therefore essential to defer the filing of such registration statement, Tosco shall have the right to defer such filing for the minimum period of time necessary to eliminate the detriment to Tosco, provided however that each such deferral shall not exceed a period of more than ninety (90) days and all such deferrals in any twelve (12) month period shall not exceed one hundred and twenty (120) days; and

               (ii) Tosco shall not be required to make a registration statement effective with the SEC pursuant to a demand registration by Union within one hundred and eighty (180) days of the effective date of the registration statement relating to a previous demand.

          (b) If Tosco proposes to file any registration relating to a public equity offering solely for cash, Tosco shall, at such time, promptly give Union written notice of such registration. Upon the written request of Union given within twenty (20) days after mailing of such notice by Tosco, Tosco shall cause to be registered under the Securities Act all of the Common Stock that Union has requested to be registered unless the registration statement relates to a firm commitment underwriting arrangement. In that case, Tosco shall consult with the managing underwriters and Union and shall use its best efforts to include the shares of Common Stock requested to be registered by Union.

     7. Mechanical Provisions.  (a) Whenever required to effect the registration
        ---------------------
of any Common Stock, Tosco shall:

               (i) Prepare and file with the SEC a registration statement, as expeditiously as reasonably possible, and in any case within twenty (20) days, with respect to such Common Stock and use its best efforts to cause such registration statement to become effective, and, upon the request of Union, keep such registration statement effective for up to ninety (90) days, unless in the reasonable opinion of counsel to Union, some longer period is necessary to effect the method of distribution of the Common Stock or Derivative Securities selected by Union;

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (iii) Furnish to Union such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Common Stock owned by them;

               (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Union, provided that Tosco shall not be required in connection therewith or as a condition thereto to qualify to do business or, except as required under the Securities Act, to file a general consent to service of process in any such states or jurisdictions;

               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form including indemnity obligations, with the managing underwriter of such offering. Union shall also enter into and perform its obligations under such an agreement;

               (vi) Notify Union at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (vii) Cause all Common Stock registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by Tosco are then listed; and

               (viii) If the method of distribution selected by Union is an underwritten public offering, and if the managing underwriter determines that a roadshow would be beneficial to the success of the offering, prepare a roadshow presentation and make those executive officers selected by the managing underwriter available for meetings with investors and analysts in locations selected by the managing underwriter.

          (b) Union will make such information available to Tosco concerning the 76 Assets as is necessary in the opinion of counsel to Tosco to complete the registration in compliance with the Securities Act.

     8. Indemnification;  Contribution. In the event the sale or distribution of
        ------------------------------
any shares of Common Stock by Union are included in a registration statement filed by Tosco:

          (a) Tosco agrees to indemnify and hold harmless Union, its directors, officers and each person, if any, who controls Union within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by Union or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any amendment thereof, any preliminary prospectus or the final prospectus (as amended or supplemented if Tosco shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Union furnished to Tosco in writing by Union expressly for use therein.

          (b) Union agrees to indemnify and hold harmless Tosco, its directors, its officers who sign the registration statement and each person, if any, who controls Tosco within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Tosco to Union, but only with reference to information relating to Union furnished to Tosco in writing by Union expressly for use in the registration statement (including any preliminary prospectus, the final prospectus or any amendments or supplements thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Union, in the case of parties indemnified pursuant to paragraph (a) above, and by Tosco in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Tosco on the one hand and of Union on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Tosco on the one hand and Union on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Tosco or by Union and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The obligations of Tosco and Union under this Section shall survive the completion of any offering of Common Stock in a registration statement under this Section, and otherwise.


     9.  Underwriting  Expenses.  Union  shall  bear  and pay  all  third-party,
         ----------------------
out-of-pocket costs of the underwriting incurred by Tosco in the case of a registration statement filed pursuant to Section 6(a), if those costs are incurred in the same manner as Tosco would incur in an underwritten transaction on its own behalf. Tosco shall be responsible for the expenses of the underwriting in the case of a registration statement filed pursuant to Section 6(b) other than those additional expenses (such as the additional registration fee) that are incurred as a result of the inclusion of Common Stock. In advance of filing a registration statement pursuant to Section 6(a), however, Tosco shall present a good faith estimate to Union and shall meet and confer with Union regarding the expenses to be incurred. In all cases, Union shall be responsible for the underwriting discount and commission on the Common Stock sold by Union.

     10.  Termination.
          -----------

          (a) The Agreement shall terminate and be of no further force and effect as to each particular share of Common Stock, and the legend specified in
Section 3(c)(ii) shall be removed from any certificate evidencing such share, immediately upon the earliest to occur of the following events: (i) the sale or transfer by Union of such Common Stock to any Person or Persons, other than to a Person that is an Affiliate of Union or (ii) January 15, 2007;

          (b) The Agreement shall terminate and be of no further force and effect as to Union immediately upon the earliest to occur of the following events: (i) the sale or transfer by Union of that amount of Common Stock which causes Union to own less than 5% of the outstanding shares of Common Stock or
(ii) January 15, 2007;

          (c) Upon Termination of this Agreement as to Union or as to any particular share of Common Stock, the legends defined in Section 3(c) of this Agreement shall be removed from those shares which are no longer subject to this Agreement;

          (d) Notwithstanding the provisions of Section 10(a) or (b) above, the registration rights granted in Section 6 of this Agreement shall terminate when all of the Common Stock could be sold under Rule 144 (or successor rule) without any volume limitations.

     11.  Agreement to Perform  Necessary Acts. Union and Tosco shall do any and
          ------------------------------------
all things, take any and all actions, perform any further acts and execute and deliver any further documents that may be reasonably necessary, whether under any applicable law, the Articles and Bylaws of Tosco or otherwise, to carry out and effectuate the provisions of this Agreement;

     12.  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of New York.

     13.  Integration.  This  Agreement  constitutes  the entire  agreement  and
          -----------
understanding of Tosco and Union with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect thereto.

     14.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Titles and  Subtitles.  The titles and subtitles used in this Agreement
         ---------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     16.  Notices.  Unless  otherwise  provided  herein,  any notice required or
          -------
permitted under this Agreement shall be given in writing or by facsimile and shall, subject to the provisos set forth below, be deemed effectively given (i) upon personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, (ii) on the next Business Day after it is deposited with a recognized overnight courier service servicing the locale of the addressee, designated for overnight delivery, prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or (iii) upon transmission to such party at its facsimile number indicated for such party on the signature page hereof (with electronic acknowledgment of receipt and a copy thereof sent by overnight courier in accordance with clause (ii) above); provided, however, that any such notice shall be sent to such other address or facsimile number as such party may designate by ten (10) days' advance notice to the other party.

     17. Enforcement Expenses. If any action at law or in equity is necessary to
         --------------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     18. Amendments and Waivers. Except as expressly provided in this Agreement,
         ----------------------
neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than upon the written consent of all of (i) Tosco and (ii) the holders of at least a majority of the Common Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Common Stock and Tosco. In the event that an underwriting agreement is entered into between Tosco and any holder of Common Stock, and such underwriting agreement contains terms differing from this Agreement as to any such holder, the terms of such underwriting agreement shall govern.

     19. No  Reliance  on Other  Parties.  Each  party  hereto  has  voluntarily
         -------------------------------
undertaken its obligations to the other parties hereto under this Agreement and each of the other contracts and instruments referred to herein. Each party hereto represents and warrants that it has reviewed and understands each of this Agreement and such other documents and has discussed each such document with its legal counsel (and other advisors, if any) so that such party is satisfied that it is aware of its risks and the significance of each such document. Each party acknowledges and agrees that it is not relying upon any representation, warranty, understanding or obligation of any other party hereto that is not expressly stated in this Agreement or any other contract or instrument referred to herein.

     20.  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     21.  Business  Days.  If any date set forth  herein as the final  date (for
          --------------
purposes of payment, notice or otherwise) is not a Business Day, then such final date shall be deemed to be the next succeeding Business Day. Time is of the essence under this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                             TOSCO CORPORATION
                             a Nevada corporation


                             By
                                  ---------------------------------
                                  Name:
                                  Title:

                             Address for Notices:

                             Tosco Corporation
                             72 Cummings Point Road
                             Stamford, Connecticut 06902

                             Attn:  Wilkes McClave III, Esq.
                                    General Counsel
                                    (203) 977-1005 (Phone)
                                    (203) 964-3187 (Fax)

                             UNION OIL COMPANY OF CALIFORNIA
                             a California corporation


                             By
                                  --------------------------------
                                  Name:
                                  Title:

                             Address for Notices:

                             UNOCAL Corporation
                             2141 Rosecrans Avenue, Suite 4000
                             El Segundo, California 90245

                             Attn:  Neal E. Schmale
                                    Chief Financial Officer
                                    (310) 726-7621 (Phone)
                                    (310) 726-7806 (Fax)

                             cc:    Dennis P.R. Codon, Esq.
                                    General Counsel
                                    (310) 726-7651 (Phone)
                                    (310) 726-7815 (Fax)

                         SUPPLEMENT NO. 1 TO

              STOCK PURCHASE AND SHAREHOLDER AGREEMENT


          Tosco Corporation hereby elects that the $45 per share limitation contained in the definition of Market Price set forth in Section 1, on page 2, of the Stock Purchase and Shareholder Agreement dated January 15, 1997 shall not apply.

          IN WITNESS WHEREOF, Tosco Corporation has executed this as of the 15th day of January, 1997.


                             TOSCO CORPORATION
                             a Nevada corporation


                             By
                                 ---------------------------------
                                 Name:
                                 Title: